Exhibit 10.2

First Amendment to Consulting Agreement

This First Amendment (“Amendment”) to the consulting Agreements signed on June 18, 2013, and is effective as of March 30, 2014 (the “Amendment Date”), and is entered into by and among:

(i)	Dalian Wanchun Pharmaceutical Co., Ltd., a China corporation, having a principal place of business at No. 9 Liaohe East Road, Dalian Economic Development Zone, Dalian, China 116025 (“Dalian”);

(ii)	GKOL, Inc., a California corporation, with an office at 13932 Dodder Court, Poway, CA 92064 (“GKOL”); and

(iii)	BeyondSpring Pharmaceuticals, Inc., a Delaware Corporation, with an office at 48 Wall Street, 11th Floor, New York, New York 10005 USA (“BeyondSpring”).

WITNESSETH:

WHEREAS, GKOL and Dalian are parties to the Consulting Agreement, with an effective date of June 18, 2013 (the “Agreement”);

WHEREAS, the Agreement sets forth certain rights and obligations of the parties relating to the provision of certain Services (as defined in the Agreement) by GKOL to Dalian; and

WHEREAS, BeyondSpring, a US corporate affiliate of Dalian, took over the rights and responsibility of Dalian on Plinabulin (NPI-2358) and the Agreement. BeyondSpring wishes to engage GKOL to perform certain Services under the Agreement for BeyondSpring. Dalian signed the Agreement and made payments on behalf of BeyondSpring;

WHEREAS, the parties hereto desire to amend the Agreement to add BeyondSpring as the client, and remove Dalian as the client, as more fully described below;

NOW THEREFORE, in consideration of the covenants contained herein the parties hereto, intending to be legally bound hereby, agree as follows:

1.	BeyondSpring Pharmaceuticals, Inc. is hereby added as the sole client party to the Consulting Agreement.

2.	All instances of the words “Dalian Wanchun Pharmaceutical Co. Ltd” in the Agreement are hereby deleted and replaced with the word “BeyondSpring Pharmaceuticals, Inc.”.

3.	Except to the extent expressly amended hereby, all other terms and conditions of the Agreement are hereby ratified and the parties agree and acknowledge that they are subject to the Agreement and the same is in full force and effect.

4.	This Amendment and the Agreement, constitute the entire agreement between the parties with respect to the subject matter contained therein, and together, supersede and replace any and all prior and contemporaneous understandings, arrangements and agreements, whether oral or written, with respect to the subject matter.

5.	This Amendment shall be construed and interpreted in accordance with the laws of the State of Maryland without giving effect to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives, to be effective as of the Amendment Date regardless of the date actually signed.

GKOL, Inc.,		Dalian Wanchun Pharmaceutical Co., Ltd.

By:	/s/ G. Kenneth Lloyd	By:	/s/ Lan Huang
Name: Ken Lloyd, Ph.D.		Name: Lan Huang, Ph.D.
Title: Vice President		Title: CEO
Date: March 30, 2014		Date: March 30, 2014

BeyondSpring Pharmaceuticals, Inc.

		By:	/s/ Lan Huang
Name: Lan Huang, Ph.D.
Title: CEO
Date: March 30, 2014